MANAGEMENT AGREEMENT

                    THIS AGREEMENT, dated November 3, 1995, is made and entered into among Empire Gas Corporation, a Missouri corporation ("Empire"), Northwestern Public Service Company, a Delaware corporation ("NWPS"), and Myers Acquisition Company, a Delaware corporation ("MAC"), with respect to the following facts:

                    A. Empire, NWPS and MAC have entered into that certain Agreement Among Initial Stockholders and MAC Inc., dated November 3, 1995 (the "Stock Agreement"), which, among other things, requires this Agreement to be made for the reasons recited in the Stock Agreement (such recitals being incorporated herein by this reference).

                    B. MAC, NWPS and Empire immediately following the execution of this Agreement, will be entering into that certain Agreement of Merger by and among Empire, NWPS, MAC, Myers Propane Gas Company, James T. Myers, and William J. Myers dated November 3, 1995 providing for the acquisition by MAC of Myers Propane Gas Company ("the Myers Acquisition").

                    NOW, THEREFORE, in consideration of the
          premises and the agreements exchanged herein, the parties hereto agree as follows:

                   ARTICLE 1: ENGAGEMENT TO PLAN AND MANAGE

                    MAC, on behalf of itself, and for the benefit of its stockholders (of which NWPS is a principal one), hereby engages Empire to perform the planning and management of the assets and business operations of MAC (the "Management Services"), and Empire hereby accepts such engagement and agrees to perform the Management Services, subject to the direction of the Board of Directors of MAC (the "Board") and in accordance with the terms of this Agreement. Empire hereby acknowledges and agrees that its opportunity to profit shall be derived from its ability to manage MAC.

                       ARTICLE 2: BUSINESS PLAN; BUDGET

                    SECTION 2.01  INITIAL BUSINESS PLAN.  The
          parties hereto have developed a business plan, a copy of which is attached as Exhibit A to this Agreement ("Initial Plan"), for the conduct of business operations of MAC after the completion of the Myers Acquisition (the "MAC Operations"), showing:

                    (a) The general longer-term objectives (to be accomplished in a three to five year period of time).

                    (b) The preliminary plans for conducting the MAC Operations through the balance of MAC's fiscal year ending June 30, 1996 ("fiscal 1995"), and fiscal 1996 including the plant, facilities and equipment (at various locations), and the personnel staffing at the locations, needed to carry on the MAC Operations following the Myers Acquisition and during the longer term of the plan

                    SECTION 2.02  INITIAL BUDGET.  The parties
          hereto have developed a budget ("Initial Budget") for the conduct of the MAC Operations for the balance of fiscal 1995 and fiscal 1996 following the Myers Acquisition in accordance with the Initial Plan. A copy of the Initial Budget is attached as Exhibit B to this Agreement.

                    SECTION 2.03  UPDATED AND AMENDED BUSINESS
          PLANS AND BUDGETS. At least 30 days prior to January 31, 1996 and at least 30 days prior to each June 30 thereafter until the term of this Agreement expires or is terminated (hereinafter sometimes referred to as the "end of the term of this Agreement"), Empire will develop, in consultation with NWPS, and obtain the approval of the Board of:

                    (a) An updated version of the Initial Plan (or of the most recent previously updated version thereof) to provide a detailed business plan for the MAC Operations for the 18 months following such June 30 and a longer-term business plan for the three- to five-year period following such June 30 (the Initial Plan or updated version thereof in effect at a given time, including all amendments thereto up to such time, is hereinafter referred to as the "Applicable Plan"); and

                    (b) An updated version of the Initial Budget (or of the most recent previously updated version thereof) to provide a budget for the conduct of the MAC Operations for the 18 months following such June 30, (the Initial Budget or updated version thereof in effect at a given time for a particular period, including all amendments thereto up to such time, is hereinafter referred to as the "Applicable Budget").

          Empire may amend an Applicable Plan or an Applicable Budget, or both, at any time and from time to time by preparing such amendment, submitting the same to the Board with such supporting information as the Board may require, and obtaining the Board's approval thereof, but no such amendment shall be effective unless and until approved by the Board.

               SECTION 2.04 ACTING WITHIN APPLICABLE PLAN AND BUDGET. Empire shall manage the MAC Operations, commencing with the Myers Acquisition and continuing thereafter until the end of the term of this Agreement, in accordance with the Applicable Plan and within the Applicable Budget, without obtaining approval of the Board of the details of such management, but subject to approvals by the Board required by law and to the requirements for approval by the Board specified in
          Article 7 herein.  Notwithstanding the foregoing:

                    (a)  Empire may take such management action
               with respect to the MAC Operations as it may deem advisable to respond to, and attempt to curtail or avoid material adverse consequences resulting from material unplanned adverse developments when (reasonably) there is inadequate time in which to secure advance approval of such action by the Board, but in such event the situation and action taken shall be submitted with reasonable promptness to the Board for such further action as the Board may then deem advisable;

                    (b)  In addition to action taken pursuant to
               preceding paragraph (a), Empire may cause MAC to make maintenance capital expenditures which individually exceed the Applicable Budget for such expenditures or category of expenditures by not more than $5,000, but only if the Board is notified prior to, or at the time of such expenditures, while such expenditures in excess of such $5,000 limit may not be made or committed to unless authorized in advance by the Board; and

                    (c)  If Empire becomes aware that aggregate
               operating or administrative expenses likely will be 10% or more in excess of what is provided for in the then Applicable Budget, Empire shall promptly notify the Board of such expected excess.

                    SECTION 2.05  OTHER ACTION.  Any action that
          needs to be taken in the performance of the Management Services that is not provided for in an Applicable Plan or Applicable Budget or otherwise in provided for in this Agreement shall be taken in accordance with Empire's good faith judgment as to what is in the best interests of MAC.

                         ARTICLE 3: EMPIRE'S SERVICES

                    SECTION 3.01  EFFORT REQUIRED.  Empire, under
          the management of Paul S. Lindsey, Jr. ("Lindsey") as the chief executive officer of Empire, shall devote sufficient time and resources to reasonably assure successful performance by Empire for MAC of the Management Services in accordance with this Agreement.

          (new) SECTION 3.02 MANAGEMENT FEE. Empire receive a management fee equal to 10% of the amount by which MAC's EBITDA exceeds the following amounts:

                    Year Ended            EBITDA

               June 30, 1996            125% of the budgeted
                                        amount under Section 2.2
               June 30, 1997            $1,062,500
               June 30, 1998            $1,156,250
               June 30, 1999            $1,218,750
               June 30, 2000            $1,281,250
               Each year thereafter     $1,312,500

                ARTICLE 4: COMPETITION BETWEEN EMPIRE AND MAC

                    SECTION 4.01  NON-COMPETITION; ACQUISITIONS.

                    (a) While this Agreement is in effect and for a period of one year thereafter, Empire and MAC will not solicit customers and employees from each other.

                    (b)  Until the end of the term of this
               Agreement and for a period of two years thereafter, Empire and MAC shall not compete in each others area of interest for new customers within such area.

                  ARTICLE 5: ACCOUNTING SYSTEM; ACCOUNTANTS

                    SECTION 5.01 ACCOUNTING SYSTEM. At all times until the end of term of this Agreement, Empire will:

                    (a)  Cause MAC to implement and maintain a
               system of accounting for the assets, liabilities, operations and cash flows of MAC, and internal controls over accounting and financial matters for MAC, similar to the system and controls maintained by Empire for itself or, if requested by the Board as the Board shall reasonably require; and in connection with the foregoing, Empire shall cause MAC to provide NWPS with such financial statements and reports with respect to assets, liabilities, operations and developments affecting the business or assets of MAC, as NWPS may require (taking into account its accounting and reporting requirements), and

                    (b) Cause MAC to engage a so-called "Big Six" firm of independent public accountants (or whatever, at the time, is the equivalent of the present Big
               Six) approved by the Board to make annual audits of MAC; but to the most efficient extent possible, Empire shall cause MAC to engage Baird, Kurtz & Dobson ("BK&D") to perform detailed compliance work to assist the designated firm of independent accountants in completing the quarterly reviews and annual audits.

                    SECTION 5.02  AUDIT OR REVIEW.  At all times
          until the end of the term of this Agreement, Empire will allow the Board and its authorized representatives, upon at least seven-days' prior notice to, and in coordination with, the President and Chief Executive Officer of MAC, to audit or review the books of account and records of all kinds kept for MAC, inspect MAC's properties, consult with MAC's personnel and with Empire's personnel involved in Empire's performance of services under this Agreement, and generally to observe and monitor the operation, management and accounting for MAC's business and assets; provided, however, that such review and/or audit shall not last longer than five business days unless Empire is in default under this Agreement. Such reviews shall be restricted to no more than once a month at the home office of MAC, as maintained by Empire, through December 31, 1996 and quarterly thereafter, and unrestricted at all of MAC's retail locations. All reports resulting from these audits or reviews shall be promptly furnished to the Board.

                         ARTICLE 6: INSURANCE FOR MAC

                    At all times while this Agreement is in effect insurance covering liability exposures of MAC and its Board, with types and amounts of coverages as shall be approved by the Board, shall be obtained and maintained for MAC (at MAC's expense, and at no cost to Empire) by Empire as part of the Management Services. Empire and NWPS shall be named as a named insured under such coverages. The cost of such insurance shall be included in each Applicable Budget. Empire shall provide NWPS with certificates of insurance and copies of binders showing NWPS as named insured under such coverages, effective no later than the date of the closing of the Myers Acquisition.

                    ARTICLE 7: MAC BOARD APPROVAL REQUIRED

                    The assets and business of MAC shall be managed as provided herein by Empire while this Agreement remains in effect, subject to the overall direction and super-vision by the Board. However, Empire shall not take for MAC or cause MAC to take, any of the following actions without having obtained the prior approval of the Board:

                    (a) Sell, lease, transfer or otherwise dispose of, or enter into any agreement or arrangement for any sale, lease, transfer or other disposition of assets of MAC, except for (i) a sale, lease, transfer or other disposition specifically provided for in the Applicable Budget, or (ii) the sale of services to customers and the sale or lease of products in the ordinary course of business of MAC;

                    (b)  Purchase any goods or services from, or
               sell any goods or services to, or enter into or amend any agreement or other transaction with, Empire or any affiliate of Empire that is not on an arm's-length basis;

                    (c)  Cause MAC to incur any indebtedness for
               borrowed money (including, without limitation, any capitalized lease obligations) or to enter into an agreement for such borrowing (or leasing) with the exception of seller financing of the purchase of particular assets;

                    (d) Mortgage or otherwise grant a lien upon or security interest in any assets of MAC except liens upon acquired assets to secure seller financing for the acquisition of such assets;

                    (e) Cause MAC to become a surety or guarantor of, or an accommodation party to, or otherwise become or be contingently liable for any indebtedness or obligations of any other party, other than as a result of endorsing to negotiate payment of instruments received from customers in payment for goods and services in the ordinary course of business in amounts less than $25,000;

                    (f) Cause MAC to enter into any joint venture or similar relationship or acquire any stock, debt obligations or other securities of, or loan to or make any investment in or capital contribution to any other party;

                    (g)  Institute, defend, or settle any legal
               proceeding on behalf of MAC, except legal proceedings against MAC shall be defended and if the matter is partially or wholly covered by insurance, it may be settled if the settlement payment to be made by MAC is an amount not exceeding the deductible under such insurance coverage for such matter and all other matters not partially or wholly covered by insurance may be settled if the settlement payment to be made by MAC is an amount not exceeding $10,000 per matter;

                    (h)  Enter into any new contract for the
               leasing, as lessee, of any real or personal property, other than operating leases entered into in the ordinary course of business involving a term of not more than one year total or rental of not more than $2,500, and other than retail location operating leases;

                    (i)  File or consent to any petition in
               bankruptcy, reorganization, liquidation or similar proceeding with respect to MAC, or seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of MAC or of all or any part of the assets of MAC, or make an assignment for the benefit of MAC's creditors;

                    (j)  Confess a judgment against MAC greater
               than $2,500;

                    (k)  Amend, modify, supplement or waive any
               provision of any contract, the making of which was approved or required to be approved by the Board;

                    (l) Make any employment, severance, consulting or similar agreement, including any agreement with a labor union, or amend the same, for MAC with any other party involving payments by MAC greater than $2,500, or adopt any employee benefit plan for employees of MAC (new) that is dissimilar from Empire's plan;

                    (m) Open or close a primary office, plant or other business location for MAC, or make an agreement or commitment of any kind to do so; or

                    (n) Take any action in contravention of this Agreement.

                      ARTICLE 8: DIRECTORS AND OFFICERS

                    SECTION 8.01  DIRECTORS AND OFFICERS OF MAC.
          During the term of this Agreement, the provisions of
          Section 3 of the Stock Agreement (which are hereby incorporated herein by this reference) shall be carried out by Empire and NWPS even if the Stock Agreement ceases to be in effect for any reason.

                         ARTICLE 9: TERM; TERMINATION

                    SECTION 9.01  TERM OF THIS AGREEMENT;
          TERMINATION. The term of this Agreement shall be in effect until it expires on June 30, 2000, or at the end of any fiscal year thereafter, if preceded by at least six-months' written notice by MAC or one-year's written notice by Empire of its desire to terminate as of such date, unless sooner terminated at the election of the Board, and upon giving notice to Empire of such election, on any earlier date in the event of any of the following:

                    (a)  Upon default by Empire under this
               Agreement which remains uncured after 30 days written notice of such default has been given to Empire by MAC or NWPS,

                    (b)  Upon any change in ownership of Empire
               which results in Lindsey having less than voting control (as a stockholder) of Empire;

                    (c) Upon the filing or consent to any petition in bankruptcy, reorganization, liquidation or similar proceeding with respect to Empire, or the appointment of a trustee, receiver or liquidator for Empire for all or a substantial part of its assets, or the making of an assignment by Empire for the benefit of its creditors;

               (new)(d) Upon the failure of MAC to achieve EBITDA results for the period beginning with the Myers' acquisition and ending on June 30, 1996, in amount equal to 85% of the budgeted EBITDA as presented in the budget called for under Section 2.02.

                    (e)  Upon the failure of MAC to achieve the
               following cumulative (consolidated) EBITDA results for the periods beginning with July 1, 1996, and ending on the dates indicated below, as follows;

                         (i)       for the period ended June 30,
                                   1997, cumulative EBITDA of at
                                   least $850,000;

                         (ii)      for the period ended June 30,
                                   1998,  cumulative EBITDA of at
                                   least $1,775,000;

                         (iii)     for  the  period  ended  June
                                   30, 1999 cumulative EBITDA of at
                                   least $2,750,000;

                         (iv)      for the period ended June 30,
                                   2000 cumulative EBITDA of at
                                   least $3,775,000;

                         (v)       for periods (if any) subsequent
                                   to June 30, 2000, cumulative
                                   EBITDA at the end of each fiscal
                                   year of MAC shall be at least
                                   $1,050,000 higher than at the
                                   end of the previous fiscal year;

                    (f)  If MAC at any time is in default with
               respect to more than $50,000 of  its borrowings;

                    (g) If Empire at any time is in default with respect to its outstanding publicly-held bonds;

                    (h) By mutual agreement of the parties or when required by final court order or final award of arbitrators; or

                    (i)  If the stock of MAC, or stock entitling
               the holder or holders thereof to cast a majority of the votes in the general election of directors of MAC, or substantially all of the assets of MAC, is sold, directly or by merger or consolidation.

                    (j)  If Empire defaults under any of its
               obligation under the Management Agreement among Empire, Northwestern Growth Corporation and SYN, Inc. dated May 17, 1995, as the same may be amended from time to time.

          The term of this Agreement also may be terminated at the election of Empire and upon giving notice to NWPS and MAC of such election in the event of any of the following:

                    (i)  If the stock of MAC, or stock entitling
               the holder or holders thereof to cast a majority of the votes in the general election of directors of MAC, or substantially all of the assets of MAC, is sold, directly or by merger or consolidation; or

                    (ii) If any of the terms of this Agreement are changed without the consent of Empire.

                    SECTION 9.02  TRANSITION UPON TERMINATION.

                    (a) Upon expiration on or earlier termination of this Agreement, the parties hereto will cooperate to the fullest extent possible to facilitate the creation of a staff of management personnel, and the establishment of facilities owned or leased by MAC or otherwise available for use by MAC on terms acceptable to MAC, to enable MAC to plan and manage its business operations and assets without the services that would have been provided by Empire under this Agreement had this Agreement remained in effect: and until that is accomplished (and the parties hereto shall make a good faith effort to accomplish it promptly), MAC shall have the use of the personnel and facilities of Empire that had been devoted in whole or in part to such planning and management at a cost not to exceed the amount most recently budgeted therefor in the last Applicable Budget, or at Empire's cost in the absence of such budgeted amount.

                    (b)  Notwithstanding the foregoing, in the
               event this Agreement is terminated by Empire, MAC shall have up to 18 months (including the 12-months' notice period) to plan and execute an operational and transition plan for achieving what is provided for in preceding subsection (a).

                    SECTION 9.03  PUTS AND CALLS.

                    (a) In the event this Agreement is terminated by Empire, MAC shall have a call right to purchase Empire's shares of common stock of MAC at a price equal to 100% of fair market value, determined by appraisal, and Empire shall have a put right to sell to MAC Empire's shares of common stock of MAC at a price equal to 90% of fair market value, determined by appraisal, provided that, in case of a put by Empire. MAC has adequate liquidity, as reasonably determined by its Board, to make such purchase.

                    (b) In the event this Agreement is terminated by MAC, MAC shall have a call right to purchase Empire's shares of common stock of MAC at a price equal to 110% of fair market value, determined by appraisal, and Empire shall have a put right to sell to MAC Empire's shares of common stock of MAC at a price equal to 100% of fair market value, determined by appraisal provided that in the case of a put by Empire, MAC has adequate liquidity, as reasonably determined by its Board, to make such purchase.

                    (c) For these purposes, fair market value of the shares of common stock of MAC to be sold and purchased shall be determined by an appraiser or investment banker.

                          ARTICLE 10: MISCELLANEOUS

                    SECTION 10.01 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered in person,(b) one business day after deposit with a nationally recognized overnight courier service, or (c) the business day on which it is sent and received by facsimile, as follows:

            If to MAC, to:    Myers Acquisition Company
                              c/o Northwestern Public Service Company
                              33 Third Street, S.E.
                              Huron SD 57350
                              Fax  No. (605) 353-8286
                              Attn: Rogene Thaden, Treasurer

               and to         Myers Acquisition Company
                              c/o Empire Gas Corporation
                              1700 South Jefferson Street
                              Lebanon, MO 65536
                              Fax No. (417) 532-8529

                              Attn: Valeria Schall, Vice President

            If to NWPS:       Northwestern Public Service Company
                              33 Third Street, S.E.
                              Huron SD 57350
                              Fax No. (605) 353-8286

                              Attn:  Daniel K. Newell, Vice President-
                              Finance

            If to Empire:     Empire Gas Corporation
                              PO Box 303
                              1700 South Jefferson
                              Lebanon, MO 65536
                              Fax No. (417) 532-8529

                              Attn: Paul S. Lindsey, Jr., President

          or to such other person or address as any party hereto shall specify in a notice in writing given to the other parties hereto.

                    SECTION 10.02  ASSIGNMENT RESTRICTED;
          SUCCESSORS AND ASSIGNS. No party hereto may assign its interest in this Agreement without first obtaining the written consent of the other parties hereto, except that this Agreement may be assigned by MAC, without obtaining such consents, to (and in connection with the closing of the acquisition by) an acquirer of substantially all of the business and assets of MAC, provided that written notice of such assignment is given to the other parties hereto, and except further that this Agreement may be assigned by NWPS to any wholly-owned subsidiary of NWPS, without obtaining such consents, provided written notice of such assignment is given to the other parties hereto.

                    SECTION 10.03  SEVERABILITY.  Should any
          provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

                    SECTION 10.04 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                    SECTION 10.05  ARBITRATION.  Any dispute
          arising under this Agreement shall be resolved by arbitration. Each of the parties hereto agrees (a) that each such arbitration shall be initiated and conducted in accordance with the rules and procedures of the American Arbitration Association ("AAA"), (b) to submit all such disputes to the office of the AAA in charge of arbitrations conducted in the metropolitan area of the City of Minneapolis, Minnesota, and (c) to have each such arbitration proceeding conducted in the metropolitan area of the City of Minneapolis, Minnesota, and (d) to be subject to the jurisdiction of the arbitrators in the City of Minneapolis, Minnesota upon notice given in accordance with the provisions of this Agreement that a dispute has been submitted to such office of the AAA.

                    SECTION 10.06 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that in might otherwise under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

                    SECTION 10.07  COUNTERPARTS.  This Agreement
          may be executed in counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same agreement.

                    IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first above written.

          Empire Gas Corporation        Myers Acquisition Company

          By:/s/ Paul S. Lindsey, Jr.   By:/s/ Valeria Schall
            ________________________       ______________________
               Its President            Title:

                                        Northwestern Public Service
                                        Company

                                        By:/s/ Daniel K. Newell
                                           ________________________
                                        Title: